EXHIBIT 10.16
                           DOLLAR GENERAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



GENERAL PROVISIONS

PURPOSE. The purpose of this Dollar General Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide each Director with an opportunity to defer some or all of the Director's Fees as a means of saving for retirement or other purposes.

DEFINITIONS.  The following definitions shall be applicable throughout the Plan:

"Beneficiary" means the person(s) who, upon the death of a Participant, shall have acquired by will, laws of descent and distribution or by other legal proceedings, the right to receive the benefits specified under this Plan in the event of a Director's death.

"Board" means the Board of Directors of Dollar General Corporation.

"Change in Control" means the happening of any of the following: (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

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"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Non-Employee Directors Deferred Compensation Committee consisting of such persons as may be designated by the Board from time to time.

"Common Stock" means the common stock, $0.50 par value, of Dollar General Corporation.

"Company" means Dollar General Corporation and its subsidiaries.

"Deferred Compensation" means the amount of Fees that a Participant defers pursuant to his or her Election and that the Participant and the Company mutually agree shall be deferred in accordance with the Plan.

"Deferred Compensation Account" means either an Investment Account or a Phantom Stock Unit Account maintained by the Company on its books for a Participant and to which shall be credited the Participant's Deferred Compensation, together with gains or losses determined under Article II, Section 1, and which shall be reduced by any distributions made to a Participant. The Company, at the discretion of the Committee, may establish such other Deferred Compensation Accounts or discontinue any Deferred Compensation Accounts as it determines to be appropriate from time to time.

"Director" means any non-employee director of the Company.

"Election" means a Participant's delivery of a written notice of election to the Secretary of the Company electing to defer payment of his or her Fees.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fees" mean the annual retainer, meeting and other fees, as well as any per diem compensation for special assignments, earned by a Director for his or her service as a member of the Board or a committee thereof during a Plan Year or portion thereof.

"Investment Account" means a hypothetical investment account pursuant to which a Participant's Deferred Compensation shall be treated as if it had been invested in a fund (to be selected by the Participant from a group of funds designated by the Committee) on the date on which the Participant's Deferred Compensation is credited to the Participant's Deferred Compensation Account.

"Market Value" means the average of the daily high and low trading prices of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) on the date upon which such Market Value is to be


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determined for the purpose of crediting a Participant's Phantom Stock Unit
Account or making a distribution to a Participant therefrom. If the Common Stock is not traded on any national securities exchange, the Market Value shall be determined by the Committee in good faith.

"Participant" means a Director who has elected to defer payment of all or a portion of his or her Fees.

"Payment Commencement Date" means the date payments of amounts deferred begin pursuant to Article II, Section 5.

"Personal Representative" means the person or persons who, upon the disability or incompetence of a Director, shall have acquired on behalf of the Director, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan.

"Phantom Stock Unit Account" means a Deferred Compensation Account pursuant to which a Participant's Deferred Compensation shall be treated as if it had been used to purchase shares of Common Stock of the Company on the date on which the Participant's Deferred Compensation is credited to the Participant's Deferred Compensation Account.

"Plan" means this Dollar General Corporation Deferred Compensation Plan for Non-Employee Directors.

"Plan Year" means February 1 through the next following January 31.

"Termination" means retirement from the Board or termination of service as a Director for any other reason.

"Unforeseeable Hardship" means severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ELIGIBILITY. Any non-employee Director of the Company shall be eligible to participate in the Plan.

ADMINISTRATION. Except as otherwise set forth below, full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of the Company's Corporate Securities Department. This Department may authorize new or modify existing forms for use under this Plan so long as any such modified or new forms are not inconsistent with the terms of the Plan.

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DEFERRED COMPENSATION

DEFERRED COMPENSATION ACCOUNTS.A Director who has elected to defer all or a portion of his or her Fees by filing an Election as provided in Section 3 of this Article shall have such Deferred Compensation credited to a Deferred Compensation Account. The Company shall maintain one or more Deferred Compensation Accounts, with respect to Deferred Compensation under the Plan, for each Participant in accordance with the terms of the Plan and the instructions provided by such Participant. The establishment of such Deferred Compensation Accounts constitutes only a method, by bookkeeping entry, of determining the amount of deferred payments to be made under the Plan. The Company shall be under no obligation to acquire or hold any Common Stock or any other securities or specific assets by reason of the credits made to the Deferred Compensation Accounts hereunder.

A Participant's or Beneficiary's rights to receive payments under this Plan are merely those of an unsecured general creditor of the Company. Such rights constitute a mere promise by the Company to make payments to Participants and their Beneficiaries in the future. All amounts under the Plan, including a Participant's Deferred Compensation Accounts, shall remain (until paid to the Participant or Beneficiary) the property of the Company and shall be subject to the claims of the Company's creditors in the event of the Company's financial insolvency. The Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA. The obligation of the Company may, in its sole discretion, be satisfied from any source of funds, including but not limited to payment from a trust or trusts established by the Company which permit such payments to be made therefrom. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Company, whether or not held in connection with the Plan, including but not limited to any assets held in any trust established by the Company in connection with the Plan.

Subject to the approval of the Committee, a Participant's Deferred Compensation shall be credited to an Investment Account or a Phantom Stock Unit Account (or such other Deferred Compensation Account as may then be in effect), as selected by the Participant, as soon as practicable following the time at which such amounts would have been paid to the Participant in the absence of an Election to defer such amount of Deferred Compensation.

The Investment Account shall be adjusted with such interest, gains or losses, or other accretions and adjustments, as determined to be appropriate by the Committee in order to simulate the investment performance of such fund made available pursuant to the terms of the Plan and selected by the Participant.


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Deferred Compensation or other amounts credited to a Phantom Stock Unit Account shall be converted into a number of phantom stock units of Common Stock of the Company. The number of phantom stock units of Common Stock of the Company to be so credited shall be equal to the Deferred Compensation or other amounts to be credited to the Phantom Stock Unit Account, divided by the Market Value of a share of Common Stock on the date of the credit. Permitted accretion and adjustments shall be credited and determined as set forth below:

As of the date when any cash dividend or other cash distribution is payable with respect to the Common Stock, there shall be credited to the Phantom Stock Unit Account an amount equal to the value which would have been payable with respect to shares of Common Stock equal in number to the number of phantom stock units then credited to the Phantom Stock Unit Account. Such amount shall then be converted into a number of phantom stock units based upon the amount to be credited divided by the Market Value of a share of Common Stock on the date of the credit.

In the event of any change in the number of shares of outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, or the like, whereby the outstanding shares of Common Stock are adjusted, the number of phantom stock units credited to the Phantom Stock Unit Account shall be equitably adjusted to reflect such change.

The Company may change, discontinue, or add any Deferred Compensation Accounts at any time as determined by the Committee in the Committee's sole discretion. Any Deferred Compensation Account not specifically described above shall be credited with such interest, gains or losses, or other accretions and adjustments, as determined to be appropriate by the Committee in order to simulate the investment performance of such asset, category of assets, fund, index or other investment vehicle selected by the Committee in its discretion to be applicable to such Deferred Compensation Account.

The Committee or the Board may, but is not required to, establish rules and procedures under which Participants may direct that amounts credited to one or more Deferred Compensation Accounts be transferred to other Deferred Compensation Accounts that may be available under the Plan (an "Account Transfer"), provided that no Participant may direct either an Account Transfer to the Phantom Stock Unit Account or an Account Transfer from the Phantom Stock Account without the prior approval of the Board or the Committee.

UNFORESEEABLE HARDSHIP. Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in an Unforeseeable Hardship to the Participant, the Board (in its sole discretion) may authorize (a) the payment of all or a part of a Participant's Deferred Compensation Accounts in a single installment prior to his or her ceasing to be a Director, or (b) the acceleration of payment of any multiple


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installments hereof. Any such written request must set forth the circumstances constituting such Unforeseeable Hardship. Notwithstanding the foregoing, the Board may not direct payment of any amounts credited to the Deferred Compensation Accounts of a Participant to the extent that such Unforeseeable Hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant's assets, to the extent that such liquidation would itself not cause severe financial hardship; or (c) by cessation of deferrals under the Plan. Any distribution due to Unforeseeable Hardship shall only be permitted to the extent reasonably needed to satisfy such hardship, and shall be made in the sole discretion of the Board, both with respect to the determination as to whether an Unforeseeable Hardship exists and as to the amount distributable. In all cases, the requirements and standards set forth in Section 1.457-2(h)(4) and (5) of the Income Tax Regulations will govern the determinations of a Participant's eligibility for and the amount of any distributions under this Section 2.

MANNER OF ELECTION

Any Director wishing to participate in the Plan must deliver to the Secretary of the Company a written notice electing to defer to a period following his or her Termination payment of all or any portion of his or her Fees. The Election must be filed on or before January 1 of a Plan Year in order to be effective for Fees earned in that Plan Year.

With respect to Directors' Fees payable for all or any portion of a Plan Year after a person's initial election to the office of Director of the Company, any such person wishing to participate in the Plan may file a proper Election within 30 days after election to office. Any Election shall be effective upon filing or as soon as possible thereafter with respect to such Fees.

An effective Election may not be revoked or modified (except as to changes in the designation of Beneficiary and as otherwise stated herein) with respect to Fees payable for a Plan Year or portion of a Plan Year for which the Election is effective. An Election shall apply only for such Plan Year. In order to defer a portion of his or her Fees for a subsequent Plan Year, a Director must make a new Election in accordance with Section 3(a) of this Article.

MANNER OF PAYMENT UPON TERMINATION

At the time of each Election, pursuant to Section 3 of this Article, to defer receipt of a portion of his or her Fees, a Participant shall also make an election, on such form as the Company may prescribe, as to the time and manner of payment of the portion of his or her Deferred Compensation Accounts attributable to the amount of Deferred Compensation specified in such Election.


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In accordance with the Participant's election and subject to Board approval upon payout, amounts credited to a Participant's Deferred Compensation Account will be paid in a lump sum or in the form of annual installments in cash, or a combination of both, to the Participant following his or her Termination or, in the event of his or her death, to a Beneficiary. If a Participant elects to receive payment in annual installments, the payment period shall not exceed five
(5) years following the date of the Participant's Termination.

The amount paid to a Participant pursuant to this Section 4 shall be as follows:

For an Investment Account, the number of dollars equal to the balance in such Investment Account on the date of Termination.

For a Phantom Stock Unit Account, the number of dollars equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of Termination, multiplied by the Market Value of a share of Common Stock immediately preceding the date of Termination.

The amount of any cash distribution to be made in installments with respect to a Deferred Compensation Account will be determined by dividing (i) the current balance in such Deferred Compensation Account by (ii) the number of installments in which distributions remain to be made (including the current distribution).

All payments made pursuant to this Section 4 shall be reduced by the amount of any federal, state, or local income or other taxes required to be withheld by the Company or other payor.

A Participant may change his or her payment election in accordance with procedures determined by the Company, provided, however, that no elections under this Section 4 may be made or changed as to distributions from a Participant's Phantom Stock Unit Account (if any) unless the Board has approved in advance such election or change of election in a manner that satisfies the requirements for exemption of Phantom Stock Unit Account transactions under Rule 16b-3 of the Exchange Act.

PAYMENT COMMENCEMENT DATE. Payments of amounts deferred pursuant to a valid Election shall commence after a Director's Termination (i) with respect to a lump sum, on the February 1 of the year selected by a Director in his or her Election and (ii) with respect to annual installments, on the February 1 of the first year of deferred payment selected by a Director in his or her Election. If a Director dies prior to the first deferred payment specified in an Election, payments shall commence to the Employee's Beneficiary on the first payment date so specified.


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CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a "Change in Control" (as defined in Section 2(c) of Article I), each Participant shall receive an automatic lump sum cash distribution of all amounts accrued in the Director's Deferred Compensation Account not later than fifteen (15) days after the date of the "Change in Control".

The amount paid to a Participant pursuant to this Section 6 shall be as follows:

For an Investment Account, the number of dollars equal to the balance in such Investment Account on the date of the "Change in Control."

For a Phantom Stock Unit Account, the number of dollars equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of the "Change in Control," multiplied by the Market Value of a share of Common Stock immediately preceding the date of the "Change in Control."

In addition, the Company shall reimburse a Director for the legal fees and expenses incurred if the Director is required to seek to obtain or enforce any right to distribution. Notwithstanding any provision of this Plan to the contrary, Article I, Section 2(c) and Section 6 of this Article may not be amended after a "Change in Control" occurs without the written consent of a majority in number of Directors.

MISCELLANEOUS PROVISIONS

BENEFICIARY DESIGNATION. A Director may designate any person to whom payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A designation of a Beneficiary will be effective only after the signed Election is filed with the Secretary of the Company while the Director is alive and will cancel all designations of a Beneficiary signed and filed earlier. If the Director fails to designate a Beneficiary as provided above, remaining unpaid amounts shall be paid in one lump sum to the estate of such Director. If all Beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

INALIENABILITY OF BENEFITS. The interests of the Directors and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor be subject to attachment, execution, garnishment or other such equitable or legal process.

GOVERNING LAW. The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Tennessee.


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AMENDMENTS. The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Directors; provided, however, that the Committee may not, without approval by the Directors:

materially modify the requirements as to eligibility for participation in the Plan; or

otherwise materially increase the benefits accruing to participants under the Plan.

EFFECTIVE DATE. This Plan amends and restates the Dollar General Corporation Deferred Compensation Plan originally adopted effective February 28, 1994.

SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company with respect to a Phantom Stock Unit Account, except the right to have deemed dividends credited to his or her Phantom Stock Unit Account and adjustments made to the hypothetical shares of Common Stock under Article II,
Section 1(e).

SECTION 16(b) OF THE EXCHANGE ACT. To the extent applicable, all elections and transactions under this Plan are intended to comply with any applicable exemptive condition, and administered in all respects in accordance with the conditions, set forth in Rule 16b-3 promulgated under the Exchange Act. The Committee may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act and the rules thereunder as it may deem necessary or proper for the administration and operation of this Plan thereunder.

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